UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2014

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 CommScope Place, SE, Hickory, North Carolina	28602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (828) 324-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD.

On May 16, 2014, CommScope, Inc. (the “Issuer”), a wholly owned subsidiary of CommScope Holding Company, Inc., issued a conditional redemption notice (the “Notice”) with respect to its 8.25% Senior Notes due 2019 (the “2019 Notes”). Pursuant to the Notice, the Issuer gave holders of the 2019 Notes notice that, subject to the conditions precedent stated therein, it will redeem all of the outstanding 2019 Notes on June 16, 2014 (the “Redemption Date”). The 2019 Notes, which have an outstanding principal balance of $1,100 million, will be redeemed in full at a redemption price equal to the present value through the Redemption Date of (i) 104.125% of the outstanding principal amount, plus (ii) all required interest payments due on the 2019 Notes through January 15, 2015 (excluding accrued but unpaid interest to the Redemption Date).

As permitted by the terms of the 2019 Notes, the Notice and the Redemption are conditioned upon the consummation (as and when determined by the Issuer in its sole and absolute discretion) of the offering by the Issuer of $650,000,000 aggregate principal amount of 5.000% Senior Notes due 2021 and $650,000,000 aggregate principal amount of 5.500% Senior Notes due 2024 (collectively, the “New Notes Offering”). The Issuer will use a portion of the proceeds from the New Notes Offering to redeem the 2019 Notes.

The foregoing information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.

Date: May 16, 2014

	By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary